REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees of
Northern Lights Fund Trust
and the Shareholders of 13D
Activist Fund

In planning and performing our audit
of the financial statements of 13D
Activist Fund, a series of shares of
beneficial interest of Northern Lights
Fund Trust (the "Fund"), as of and for
the year ended September 30, 2015,
in accordance with the standards of
the Public Company Accounting
Oversight Board (United States)
("PCAOB"), we considered its internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A company's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with
accounting principles generally
accepted in the United States of
America ("GAAP").  A company's
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely
basis.  A material weakness is a
deficiency, or combination of
deficiencies, in internal control over
financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.









Our consideration of the Fund's
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of September
30, 2015.

This report is intended solely for the
information and use of management,
the shareholders of 13D Activist Fund,
the Board of Trustees of Northern
Lights Fund Trust and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.




	BBD, LLP


Philadelphia, Pennsylvania
November 23, 2015